As filed with the Securities and Exchange Commission on November 23, 2021.
Registration No. 333-261185
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
BROOKLYN IMMUNOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
Delaware	2836	31-1103425
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
140 58th Street, Suite 2100
Brooklyn, New York 11220
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Howard J. Federoff
Chief Executive Officer and President
Brooklyn ImmunoTherapeutics, Inc.
140 58th Street, Suite 2100
Brooklyn, New York 11220
Telephone: (212) 582-1199
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Mark L. Johnson
Bella Zaslavsky
K&L Gates LLP
One Lincoln Street
Boston, Massachusetts 02111
Telephone: (617) 261-3100
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided in Section 7(a)(2)(B) of the Securities Act.
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-261185) of Brooklyn ImmunoTherapeutics, Inc. is being filed solely for the purpose of filing Exhibit 5.1 and 23.3 and updating Item 16(a) of Part II of the Registration Statement. Accordingly, this Amendment No. 1 consists of only the facing page, this explanatory note and Part II of the Registration Statement. The Prospectus, constituting Part I of the Registration Statement, is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by us (except any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares). All amounts shown are estimates, except for the SEC registration fee.
Amount
SEC registration fee	$4,542
Accounting fees and expenses	11,000
Legal fees and expenses	60,000
Miscellaneous fees and expenses	9,458
Total expenses	$85,000
Item 14. Indemnification of Directors and Officers.
Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit. Our certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.
Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Our certificate of incorporation provides that we will indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Where required by law, the indemnification provided for shall be made only as authorized in the specific case upon a determination in the manner provided by law, that indemnification of the director, officer, employee or agent is proper under the circumstances. We may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him. To the full extent permitted by law, the indemnification provided shall include expenses (including attorneys’ fees) in any action, suit or proceeding, or in connection with any appeal therein, judgments, fines and amounts paid in settlement, and in the manner provided by law any such expenses may be paid by us in advance of the final disposition of such action, suit or proceeding. The indemnification described herein does not limit our right to indemnify any other person for any such expense to the full extent permitted by law, nor is it exclusive of any other rights to which any person seeking indemnification from us may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
The board of directors has approved a form of indemnification agreement that has been executed by each of our directors and executive officers. In general, these agreements each provide that we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or executive officer of our company or in connection with their service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification and establish certain presumptions that are favorable to the director or executive officer.
We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Item 15. Recent Sales of Unregistered Securities.
Set forth below is information regarding shares of common stock issued by us within the past three years that were not registered under the Securities Act of 1933. Included is the consideration, if any, we received for such shares and information relating to the section of the Securities Act of 1933, or the rule of the Securities and Exchange Commission, under which exemption from registration was claimed.
On April 26, 2021, we entered into a purchase agreement with Lincoln Park Capital Fund, LLC, or Lincoln Park, pursuant to which we issued to Lincoln Park an aggregate of 1,127,736 shares of common stock from April 26, 2021 through May 18, 2021, of which (a) 56,041 shares of common stock were issued as consideration for Lincoln Park’s commitment to purchase shares of common stock under our April 26, 2021 purchase agreement, and (b) 1,071,695 shares were issued to Lincoln Park pursuant to the purchase agreement for an aggregate purchase price of $20.0 million.
On May 26, 2021, we entered into a purchase agreement with Lincoln Park pursuant to which we issued to Lincoln Park an aggregate of 2,424,254 shares of common stock from May 26, 2021 through September 20, 2021, of which (a) 50,000 shares of common stock were issued as consideration for Lincoln Park’s commitment to purchase shares of common stock under our May 26, 2021 purchase agreement, and (b) 2,374,254 shares were issued to Lincoln Park pursuant to the purchase agreement for an aggregate purchase price of $34.1 million.
On July 16, 2021, we entered into an acquisition agreement to acquire all of the outstanding equity interests of Novellus, Inc., which became our wholly owned subsidiary, and Novellus, Ltd. became our indirectly owned subsidiary. We also acquired 25% of the total outstanding equity interests of NoveCite, Inc. We delivered consideration that included 7,022,230 shares of common stock, which under the terms of the acquisition agreement were valued at a total of $102,000,000, based on a price of $14.5253 per share. The closing of the transaction, including the issuance of the common stock, was held contemporaneously with the execution and delivery of the acquisition agreement.
No underwriters were involved in the foregoing issuances of securities. The securities described in this Item 15 were issued to investors in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as set forth in Section 4(a)(2) under the Securities Act of 1933 and/or Regulation D promulgated thereunder relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required. The recipients of securities in the transactions described above represented that they were accredited investors and were acquiring the securities for their own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time and appropriate legends were affixed to the instruments representing such securities issued in such transactions.

Item 16. Exhibits and Financial Statement Schedules.
(a)	Exhibits.
The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.
(b)	Financial Statement Schedules.
No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or notes.
Item 17. Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement.
(2)
That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser,
(i)
each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)
The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit No.	Description
2.1+
Agreement and Plan of Merger and Reorganization, dated August 12, 2020, among Brooklyn ImmunoTherapeutics, Inc. (formerly NTN Buzztime, Inc.), BIT Merger Sub, Inc. and Brooklyn ImmunoTherapeutics LLC (incorporated herein by reference to Exhibit 2.1 to the Registration Statement on Form S-4/A filed on January 20, 2021)

2.2
Form of Support Agreement among Brooklyn ImmunoTherapeutics, Inc. (formerly NTN Buzztime, Inc.), Brooklyn ImmunoTherapeutics LLC and the officers and directors of NTN Buzztime, Inc. (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 14, 2020)

2.3
Form of Support Agreement among Brooklyn ImmunoTherapeutics, Inc. (formerly NTN Buzztime, Inc.), Brooklyn ImmunoTherapeutics LLC and certain beneficial holders of Class A membership interests of Brooklyn ImmunoTherapeutics LLC (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on August 14, 2020)

3.1
Restated Certificate of Incorporation of Brooklyn ImmunoTherapeutics, Inc. (formerly NTN Buzztime, Inc.) (incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on August 14, 2013)

3.1(a)
Certificate of Amendment to the Restated Certificate of Incorporation of Brooklyn ImmunoTherapeutics, Inc. (formerly NTN Buzztime, Inc.), dated June 16, 2016 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on June 17, 2016)

3.1(b)
Certificate of Decrease of the Series A convertible preferred stock of Brooklyn ImmunoTherapeutics, Inc. (formerly NTN Buzztime, Inc.), dated April 10, 2017 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on April 12, 2017)

3.1(c)
Certificate of Amendment of Restated Certificate of Incorporation of Brooklyn ImmunoTherapeutics, Inc. (formerly NTN Buzztime, Inc.), dated June 8, 2017 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on June 9, 2017)

3.1(d)
Certificate of Amendment of Restated Certificate of Incorporation of Brooklyn ImmunoTherapeutics, Inc. (formerly NTN Buzztime, Inc.), dated March 25, 2021 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on March 31, 2021)

3.1(e)
Certificate of Amendment of Restated Certificate of Incorporation of Brooklyn ImmunoTherapeutics, Inc. (formerly NTN Buzztime, Inc.), dated March 25, 2021 (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on March 31, 2021)

3.1(f)
Certificate of Amendment of Restated Certificate of Incorporation of Brooklyn ImmunoTherapeutics, Inc. (formerly NTN Buzztime, Inc.), dated March 25, 2021 (incorporated herein by reference to Exhibit 3.3 to the Current Report on Form 8-K filed on March 31, 2021)

3.1(g)
Certificate of Validation of Brooklyn ImmunoTherapeutics, Inc., as filed with the Secretary of State of the State of Delaware on September 3, 2021 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on September 13, 2021)

3.2	Amended and Restated Bylaws of Brooklyn ImmunoTherapeutics, Inc. (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on September 23, 2021)
4.1
Specimen stock certificate evidencing shares of common stock of Brooklyn ImmunoTherapeutics, Inc. (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed on April 30, 2021)

4.2	Description of registrant’s securities (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-1 filed on April 30, 2021)
5.1	Opinion of K&L Gates LLP
10.1+*
Asset Purchase Agreement dated January 13, 2020, between Brooklyn ImmunoTherapeutics, Inc. (formerly NTN Buzztime, Inc.) and Sporcle, Inc. (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on January 15, 2020)

10.2+
Asset Purchase Agreement dated September 18, 2020 by and between Brooklyn ImmunoTherapeutics, Inc. (formerly NTN Buzztime, Inc.) and eGames.com Holdings LLC (incorporated herein by reference to Exhibit 2.4(a) to the Registration Statement on Form S-4/A filed on November 25, 2020)

Exhibit No.	Description
10.2(a)
Omnibus Amendment and Agreement entered into as of November 19, 2020 by and among eGames.com Holdings LLC, Brooklyn ImmunoTherapeutics, Inc. (formerly NTN Buzztime, Inc.), and Fertilemind Management, LLC (incorporated herein by reference to Exhibit 2.4(b) to the Registration Statement on Form S-4/A filed on November 25, 2020)

10.2(b)
Second Omnibus Amendment and Agreement entered into as of January 12, 2021 by and among eGames.com Holdings LLC, Brooklyn ImmunoTherapeutics, Inc. (formerly NTN Buzztime, Inc.), and Fertilemind Management, LLC (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on January 15, 2021)

10.3†	Brooklyn ImmunoTherapeutics, Inc. Restated 2020 Stock Incentive Plan (incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K filed on September 13, 2021)
10.4*†
Letter agreement, dated October 30, 2018, between Brooklyn ImmunoTherapeutics LLC and Ronald Guido (incorporated herein by reference to Exhibit 10.16(a) to the Registration Statement on Form S-4/A filed on November 25, 2020)

10.4(a)†
Assignment and Assumption of Employment Agreement, dated March 30, 2021, among Brooklyn ImmunoTherapeutics LLC, Brooklyn ImmunoTherapeutics, Inc. and Ronald Guido (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on March 31, 2021)

10.5†
Unit Restriction Agreement, dated as of November 5, 2018, between Brooklyn ImmunoTherapeutics LLC and Ronald Guido (incorporated herein by reference to Exhibit 10.16(b) to the Registration Statement on Form S-4/A filed on November 25, 2020)

10.6*†
Letter agreement, dated October 30, 2018, between Brooklyn ImmunoTherapeutics LLC and Lynn Sadowski Mason (incorporated herein by reference to Exhibit 10.17(a) to the Registration Statement on Form S-4/A filed on November 25, 2020)

10.6(a)†
Amendment to letter agreement, dated March 12, 2020, between Brooklyn ImmunoTherapeutics LLC and Lynn Sadowski Mason (incorporated herein by reference to Exhibit 10.17(b) to the Registration Statement on Form S-4/A filed on November 25, 2020)

10.6(b)†
Assignment and Assumption of Employment Agreement, dated March 30, 2021, among Brooklyn ImmunoTherapeutics LLC, Brooklyn ImmunoTherapeutics, Inc. and Lynn Sadowski Mason (incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on March 31, 2021)

10.7†
Unit Restriction Agreement, dated as of November 1, 2018, between Brooklyn ImmunoTherapeutics LLC and Lynn Sadowski-Mason (incorporated herein by reference to Exhibit 10.17(c) to the Registration Statement on Form S-4/A filed on November 25, 2020)

10.8†^
Executive Employment Agreement, dated as of April 1, 2021 and effective as of April 16, 2021, between Brooklyn ImmunoTherapeutics, Inc. and Howard J. Federoff (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on April 7, 2021)

10.9†	Brooklyn ImmunoTherapeutics, Inc. 2021 Inducement Stock Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on May 26, 2021)
10.10†^
Executive Employment Agreement, dated as of June 5, 2021 and effective as of June 28, 2021, between Brooklyn ImmunoTherapeutics, Inc. and Kevin D’Amour (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 10, 2021)

10.11†
Executive Employment Agreement, dated as of June 16, 2021 and effective as of June 21, 2021, between Brooklyn ImmunoTherapeutics, Inc. and Sandra Gurrola (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 21, 2021)

10.12†^
Executive Employment Agreement, dated as of July 6, 2021 and effective as of July 15, 2021, between Brooklyn ImmunoTherapeutics, Inc. and Jay Sial. (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on July 19, 2021)

10.13†^
Executive Employment Agreement, effective as of September 20, 2021, between Brooklyn ImmunoTherapeutics, Inc. and Roger Sidhu (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 23, 2021)

10.14†	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on April 16, 2021)

Exhibit No.	Description
10.14(a)
Schedule identifying agreements substantially identical to the form of Indemnification Agreement filed as Exhibit 10.14 (incorporated herein by reference to Exhibit 10.4(b) to the Quarterly Report on Form 10-Q filed on November 12, 2021)

10.15+
License Agreement, dated as of June 28, 2000, between Brooklyn ImmunoTherapeutics LLC (formerly Immuno-Rx, Inc.), and the University of South Florida Research Foundation, Inc. (incorporated herein by reference to Exhibit 10.19(a) to the Registration Statement on Form S-4/A filed on November 25, 2020)

10.15(a)+
Amendment No. 1 to License Agreement, dated June 30, 2009, between Brooklyn ImmunoTherapeutics LLC (formerly Immuno-Rx, Inc.) and the University of South Florida Research Foundation, Inc. (incorporated herein by reference to Exhibit 10.19(b) to the Registration Statement on Form S-4/A filed on November 25, 2020)

10.15(b)+*
Amendment No. 2 to License Agreement, dated June 5, 2012, between Brooklyn ImmunoTherapeutics LLC (IRX Therapeutics, Inc.) and the University of South Florida Research Foundation (incorporated herein by reference to Exhibit 10.19(c) to the Registration Statement on Form S-4/A filed on November 25, 2020)

10.16+*
Lease Agreement, dated September 28, 2015, between Biobat, Inc. and Brooklyn ImmunoTherapeutics LLC (formerly IRX Therapeutics, Inc.) (incorporated herein by reference to Exhibit 10.23(a) to the Registration Statement on Form S-4/A filed on November 25, 2020)

10.16(a)+*
First Amendment to Lease Agreement, dated September 28, 2015, between Biobat, Inc. and Brooklyn ImmunoTherapeutics LLC (formerly IRX Therapeutics, Inc.) (incorporated herein by reference to Exhibit 10.23(b) to the Registration Statement on Form S-4/A filed on November 25, 2020)

10.16(b)
Assignment and Assumption of Lease, effective January 14, 2019 between Brooklyn ImmunoTherapeutics LLC (formerly IRX Therapeutics, Inc.) and Brooklyn ImmunoTherapeutics LLC, and consented to by Biobat, Inc., as landlord (incorporated herein by reference to Exhibit 10.23(c) to the Registration Statement on Form S-4/A filed on November 25, 2020)

10.16(c)+*
Second Amendment to Lease Agreement, dated July 24, 2019, between Biobat, Inc. and Brooklyn ImmunoTherapeutics LLC (incorporated herein by reference to Exhibit 10.23(d) to the Registration Statement on Form S-4/A filed on November 25, 2020)

10.17+*
Termination and License Agreement, effective as of June 22, 2018, between Celgene and Brooklyn ImmunoTherapeutics LLC (formerly IRX Therapeutics, Inc.) (incorporated herein by reference to Exhibit 10.20 to the Registration Statement on Form S-4/A filed on November 25, 2020)

10.18+*
Sublease Agreement, dated April 18, 2019, between Brooklyn ImmunoTherapeutics LLC and Nezu Asia Capital Management, LLC (incorporated herein by reference to Exhibit 10.24(a) to the Registration Statement on Form S-4/A filed on November 25, 2020)

10.18(a)+
Consent to Sublease and Agreement, dated as of May 13, 2019, among 654 Madison Avenue Associates LP, Brooklyn ImmunoTherapeutics LLC, and Nezu Asia Capital Management, LLC (incorporated herein by reference to Exhibit 10.24(b) to the Registration Statement on Form S-4/A filed on November 25, 2020)

10.18(b)*
Commencement Date Confirmation Agreement, made as of June 27, 2019, among Brooklyn ImmunoTherapeutics LLC and Nezu Asia Capital Management, LLC (incorporated herein by reference to Exhibit 10.24(c) to the Registration Statement on Form S-4/A filed on November 25, 2020)

10.19
Paycheck Protection Program Note, dated April 18, 2020, issued by Brooklyn ImmunoTherapeutics, Inc. (formerly NTN Buzztime, Inc.) in favor of Level One Bank (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on April 21, 2020)

10.19(a)
Acknowledgment and Agreement Regarding Loan Forgiveness, dated April 18, 2020, executed by Brooklyn ImmunoTherapeutics, Inc. (formerly NTN Buzztime, Inc.) in favor of Level One Bank (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on April 21, 2020)

10.20*
Amended and Restated Royalty Agreement and Distribution Agreement, dated as of March 22, 2021 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on March 31, 2021)

Exhibit No.	Description
10.21
Purchase Agreement, dated as of April 26, 2021, between Brooklyn ImmunoTherapeutics, Inc. and Lincoln Park Capital Fund, LLC (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on April 30, 2021)

10.22
Registration Rights Agreement, dated as of April 26, 2021, between Brooklyn ImmunoTherapeutics, Inc. and Lincoln Park Capital Fund, LLC (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on April 30, 2021)

10.23+*
Exclusive License Agreement, dated April 26, 2021, among Novellus Therapeutics Limited, Factor Bioscience Limited and Brooklyn ImmunoTherapeutics LLC (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on April 30, 2021)

10.24
Purchase Agreement, dated as of May 26, 2021, between Brooklyn ImmunoTherapeutics, Inc. and Lincoln Park Capital Fund, LLC (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 26, 2021)

10.25
Registration Rights Agreement, dated as of May 26, 2021, between Brooklyn ImmunoTherapeutics, Inc. and Lincoln Park Capital Fund, LLC (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on May 26, 2021)

10.26(a)+*
Agreement and Plan of Acquisition, dated as of July 16, 2021, by and among Brooklyn ImmunoTherapeutics, Inc., Brooklyn Acquisition Sub, Inc., Novellus LLC, Novellus, Inc., and the Sellers’ Representative. (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on July 19, 2021)

10.26(b)+
Registration Rights Agreement, dated as of July 16, 2021, by and among Brooklyn ImmunoTherapeutics, Inc. and the individuals and entities named therein. (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on July 19, 2021)

21.1‡	Subsidiaries of Brooklyn ImmunoTherapeutics, Inc.
23.1‡	Consent of Baker Tilly US, LLP
23.2‡	Consent of Marcum LLP
23.3	Consent of K&L Gates LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of Registration Statement on Form S-1 filed on November 18, 2021)
+
Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) or Item 601(b)(2) of Regulation S-K. We hereby undertake to furnish copies of the omitted schedule or exhibit upon request by the Securities and Exchange Commission.

*	Certain information redacted and replaced with “[***]”.
†	Management contract or compensatory plan.
^
Certain addenda have been omitted pursuant to Item 601(a)(5) of Regulation S-K. We hereby undertake to furnish copies of the omitted addenda upon request by the Securities and Exchange Commission, provided that we may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for the addenda so furnished.

‡	Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on November 22, 2021.
BROOKLYN IMMUNOTHERAPEUTICS, INC.

By:	/s/ Howard J. Federoff
Howard J. Federoff
Chief Executive Officer and President
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Howard J. Federoff	Chief Executive Officer, President and Director (principal executive officer)	November 22, 2021
Howard J. Federoff

/s/ Sandra Gurrola	Vice President of Finance (principal financial and accounting officer)	November 22, 2021
Sandra Gurrola

*	Director	November 22, 2021
Charles Cherington

*	Director	November 22, 2021
Luba Greenwood

*	Director	November 22, 2021
Dennis H. Langer

Director
Erich Mohr

* By: /s/ Sandra Gurrola
Attorney-in-Fact